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                                                                    EXHIBIT 2.3



                              SECOND AMENDMENT TO
                          PURCHASE AND SALE AGREEMENT


                            NEW VALLEY CORPORATION,
                                     SELLER


                                      WITH


                          P.O'B. MONTGOMERY & COMPANY,
                                   PURCHASER




                             As of August 16, 1999







                                  Properties:

                     Washington Plaza, Richland, Washington
                     Coronado Center, Santa Fe, New Mexico
                 Holly Farm Shopping Center, Milwaukie, Oregon
                Marysville Towne Center, Marysville, Washington
                      University Place, Lincoln, Nebraska


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                              SECOND AMENDMENT TO
                          PURCHASE AND SALE AGREEMENT

         This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment"), dated as of the 16th day of August, 1999 by and between NEW VALLEY CORPORATION, a Delaware corporation, having an office at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131 ("SELLER") and P.O'B. MONTGOMERY & COMPANY, a Texas corporation, having an office at 5550 LBJ Freeway, Suite 380, Dallas, Texas 75240 ("PURCHASER").

                               STATEMENT OF FACTS

         Seller and Purchaser have entered into a Purchase and Sale Agreement dated as of June 23, 1999 and an amendment thereto dated as of August 9, 1999 (said agreement, as heretofore amended, the "Agreement"). Seller and Purchaser desire to further amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of ten ($10.00) dollars and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:

         1. Supplementing Sections 3.1 and 3.7 of the Agreement, Seller and Purchaser shall compute apportionments as of August 26, 1999 with a post-closing reconciliation based on the actual Closing Date and the proper party reimbursed as soon as practicable following the Closing Date.

         2. The Closing Date referred to in Section 5.1 of the Agreement is adjourned to August 31, 1999, time of the essence.

         3.       This Amendment may be executed in fax counterparts.

         4. Except as modified and amended hereby, the terms, covenants, conditions and provisions of the Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the day and year first above written.

                             NEW VALLEY CORPORATION

                             By:   /s/ Bennett P. Borko
                                 ------------------------------------
                                 Name:   Bennett P. Borko
                                 Title:  Assistant Secretary

                             P.O'B. MONTGOMERY & COMPANY

                             By:  /s/ Randy Twist
                                 ------------------------------------
                                 Name:   Randy Twist
                                 Title:  Executive Vice President


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